Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-233501) on Form N-2A of PREDEX of our report dated June 29, 2022 relating to our audit of the financial statements and financial highlights, which appear in the April 30, 2022 Annual Report to Shareholders, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights,” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

August 26, 2022